EXHIBIT 99.1

Predictive Oncology Regains Compliance with Nasdaq's Minimum Stockholders' Equity Requirement

PITTSBURGH, Dec. 02, 2025 (GLOBE NEWSWIRE) -- Predictive Oncology Inc. (NASDAQ: POAI), a AI-driven drug discovery company that has expanded its business to include a digital asset strategy focused on ATH, the native utility token of the Aethir network, today announced that on December 1, 2025, the Company received a notification letter from Nasdaq notifying the Company that it regained compliance with Nasdaq's minimum stockholders' equity requirement set forth in Nasdaq Listing Rule 5550(b)(1), which requires listed companies to maintain stockholders' equity of at least $2,500,000. As a result, the Company’s shares will continue to trade on the Nasdaq Capital Market under the ticker “POAI.”

“Regaining compliance with Nasdaq’s ongoing listing requirements reflects our recent progress in strengthening the Company’s financial position and preserving investor confidence in our long-term vision,” stated Josh Blacher, Chief Financial Officer of Predictive Oncology. “We are pleased that we will continue to enjoy the many benefits that Nasdaq listing confers as we initiate our transformational digital asset treasury strategy focused on the Aethir ecosystem.”

About Predictive Oncology

Predictive Oncology is on the cutting edge of the rapidly growing use of artificial intelligence and machine learning to expedite early drug discovery and enable drug development for the benefit of cancer patients worldwide. The Company’s scientifically validated AI platform, PEDAL, is able to predict with 92% accuracy if a tumor sample will respond to a certain drug compound, allowing for a more informed selection of drug/tumor type combinations for subsequent in-vitro testing. Together with the company’s vast biobank of more than 150,000 assay-capable heterogenous human tumor samples, Predictive Oncology offers its academic and industry partners one of the industry’s broadest AI-based drug discovery solutions, further complimented by its wholly owned CLIA laboratory facility.

Predictive Oncology also operates a digital asset treasury focused on the Aethir (ATH) token, to create a Strategic Compute Reserve. Through its holdings of ATH, the Company will function as an operator on the Aethir ecosystem, which strengthens Aethir’s ability to provide the global infrastructure layer for the future of AI which we believe will democratize access to AI infrastructure.

Predictive Oncology is headquartered in Pittsburgh, PA.

Investor Relations Contact:
Mike Moyer
LifeSci Advisors, LLC
mmoyer@lifesciadvisors.com

Forward-Looking Statements

This press release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. This press release also includes express and implied forward-looking statements regarding the Company’s current expectations, estimates, opinions and beliefs that are not historical facts. Such forward-looking statements may be identified by words such as “believes,” “expects,” “endeavors,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “should” and “objective” and the negative and variations of such words and similar words. These statements are made on the basis of current knowledge and, by their nature, involve numerous assumptions and uncertainties. Nothing set forth herein should be regarded as a representation, warranty or prediction that we will achieve or are likely to achieve any particular future result. Actual results may differ materially from those indicated in the forward-looking statements because the realization of those results is subject to many risks and uncertainties, including the risk that the proposed private placements and the transactions described herein may not be completed in a timely manner or at all, the failure to realize the anticipated benefits of the private placement and related transactions, including the Company’s proposed digital asset treasury strategy, economic conditions, fluctuations in the market price of ATH and other digital assets, the impact the evolving regulatory environment will have on the Company’s business, the ability of the Company to execute on its digital asset treasury strategy and implications for shareholders and for the Company’s core business, the ability of the Aethir ecosystem to perform in a manner consistent with projections, market and other conditions, the risks related to the success of the Company’s collaboration arrangements, commercialization activities and product sales levels by its collaboration partners, and the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents the Company files with the U.S. Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of the date of this press release, and the Company undertake no duty to update such information except as required under applicable law.